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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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/ /	Soliciting Material Pursuant to §240.14a-12
NetBank, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NETBANK, INC.
11475 Great Oaks Way
Suite 100
Alpharetta, Georgia 30022

     Dear Shareholder:

    You are cordially invited to attend our 2001 Annual Meeting of Shareholders, which will be held at the Alpharetta Marriott, 5750 Windward Parkway, Alpharetta, Georgia 30005 on April 26, 2001 at 11:30 a.m., local time. I sincerely hope that you will be able to attend the meeting, and I look forward to seeing you.

    The attached Notice of Annual Meeting and Proxy Statement describes the formal business to be transacted at the meeting. We also will report on our operations during the past year and during the first quarter of fiscal 2001, as well as on our plans for the future.

    We are including with this Proxy Statement a copy of our Annual Report. It contains information on our operations and financial performance as well as our audited financial statements.

    Please take this opportunity to become involved in the affairs of the Company. Whether or not you expect to be present at the meeting, please complete, date, sign and mail the enclosed proxy card in the envelope provided. Returning the proxy card does NOT deprive you of your right to attend the meeting and vote your shares in person. If you attend the meeting, you may withdraw your proxy and vote your own shares.

                      Sincerely,

                      D.R. Grimes
                      Vice Chairman and Chief Executive Officer

NETBANK, INC.

11475 Great Oaks Way
Suite 100
Alpharetta, Georgia 30022
(770) 343-6006

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 26, 2001

    The Annual Meeting of Shareholders of NetBank, Inc. (the "Company"), will be held at the Alpharetta Marriott, 5750 Windward Parkway, Alpharetta, Georgia 30005 on Thursday, April 26, 2001, at 11:30 a.m., to consider and vote upon the following matters:

  1.
  To elect directors to serve for the terms indicated in the accompanying Proxy Statement.

  2.
  To ratify Deloitte & Touche LLP as the Company's independent auditors.

  3.
  To approve the adoption of the NetBank, Inc. Employee Stock Purchase Plan.

  4.
  To transact such other business as may properly come before such meeting or any adjournment thereof.

    The Board of Directors has established the close of business on March 12, 2001 as the record date for determining the shareholders who are entitled to notice of, and to vote at, the Annual Meeting or any adjournment.

    We hope you will be able to attend the meeting. To ensure that the greatest number of shareholders will be present either in person or by proxy, however, we ask that you date and sign the accompanying proxy card and return it as promptly as possible in the enclosed self-addressed envelope. No postage is required if mailed in the United States.

    If you attend the Annual Meeting in person, you may revoke your proxy at the meeting and cast your vote in person. If you receive more than one proxy because your shares are held in various names or accounts, you should complete and return each proxy.

                      By Order of the Board of Directors:

                      Robert E. Bowers
                      Secretary

March 26, 2001

NETBANK, INC.

11475 Great Oaks Way
Suite 100
Alpharetta, Georgia 30022
(770) 343-6006

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
APRIL 26, 2001

INTRODUCTION

Time and Place of the Meeting

    The Company's Board of Directors is furnishing this Proxy Statement to solicit proxies for use at the Annual Meeting of Shareholders to be held on Thursday, April 26, 2001, at 11:30 a.m., at the Alpharetta Marriott, 5750 Windward Parkway, Alpharetta, Georgia 30005, and at any adjournment of the meeting.

Record Date and Mailing Date

    The close of business on March 12, 2001 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this Proxy Statement and accompanying proxy card to shareholders on or about March 28, 2001.

Number of Shares Outstanding

    As of the close of business on the Record Date, the Company had 100,000,000 shares of common stock, $.01 par value, authorized, of which 28,904,680 shares were issued and outstanding. Each such share is entitled to one vote on all matters to be presented at the meeting.

VOTING AT THE ANNUAL MEETING

Procedures for Voting by Proxy

    If you properly sign, return and do not revoke your proxy, the persons named as proxies will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the nominated directors, FOR ratification of Deloitte & Touche LLP as our independent auditors, FOR approval of the NetBank, Inc. Employee Stock Purchase Plan and in accordance with the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting. You can revoke your proxy by delivering to the Secretary of the Company, at the Company's address as listed above, either a written revocation of your proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Requirements for Shareholder Approval

    A quorum will be present if a majority of the outstanding shares of common stock are present in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists. To be elected, a director must receive more votes than any other nominee for the same seat on the Board of Directors. As a result, if you withhold your vote as to one or more directors, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. If any nominee for election to the Board of Directors named in this Proxy Statement becomes unavailable for election for any reason, the proxy will be voted for a substitute nominee selected by the Board of Directors. In general, to approve any other matter presented for shareholder approval, the number of shares voted in favor of the proposal must exceed the number of shares voted against the proposal, provided a quorum is present.

Effect of Abstentions

    A shareholder who is present in person or by proxy at the Annual Meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter, and will therefore have no effect on the outcome of the vote on the election of directors or the ratification of the Company's independent accountants. They will, however, effectively function as votes against the approval of the Employee Stock Purchase Plan.

Effect of Broker Non-Votes

    Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Brokerage firms that are members of the New York Stock Exchange are permitted to vote their clients' proxies in their own discretion as to the election of directors and the ratification of independent accountants. Proxies that brokers do not vote on one or more proposals but that they do vote on others are referred to as "broker non-votes" with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. Broker non-votes will not affect the outcome of the vote on the election of directors or the ratification of the Company's independent accountants. They will, however, effectively function as votes against the approval of the Employee Stock Purchase Plan.

SOLICITATION OF PROXIES

    The Company will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our soliciting material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

    The following table lists, as of the Record Date, the number of shares of common stock beneficially owned by (1) each current director and nominee, (2) the executive officers listed in the Summary Compensation Table elsewhere in this Proxy Statement, (3) each person or entity known to us to be the beneficial owner of more than five percent of the outstanding common stock, and (4) all current executive officers and directors as a group. Unless otherwise indicated, each person or entity has sole voting and dispositive power with respect to the indicated shares.

Name of Beneficial Owner		Number of Shares Beneficially Owned(1)		Percent of Class
(i)	Directors and Director Nominees
	Robert E. Bowers(2)	456,814		1.6%
	Ward H. Clegg	158,064		*
	Michael R. Fitzgerald(2)	40,000		*
	D.R. Grimes(2)	805,852		2.7%
	J. Stephen Heard	38,814		*
	T. Stephen Johnson	610,205	(3)	2.1%
	Robin C. Kelton	436,314		1.5%
	Thomas H. Muller, Jr.	38,814		*
	J. Joe Ricketts	6,000		*
	Donald S. Shapleigh, Jr	284,440		*
	W. James Stokes	72,388		*
	Mack I. Whittle	1,184,000	(4)	4.1%
(ii)	Non-Directors, Named Executive Officers
	Thomas L. Cable	61,000		*
	Laura P. Moon	11,000		*
(iii)	Non-Directors, 5% Beneficial Owners
	Amalgamated Gadget, L.P	1,613,700	(5)	5.6%
	FMR Corp	1,785,000	(6)	6.2%
(iv)	All current Executive Officers and Directors as a Group (14 persons)	4,203,705	(7)	13.9%

*
Indicates less than one percent of the shares of common stock outstanding as of the Record Date.

(1)
Includes the following numbers of shares subject to options exercisable within 60 days following the Record Date for the indicated reporting person:

Mr. Bowers	456,814	Mr. Kelton	9,000
Mr. Cable	61,000	Mr. Muller	9,000
Mr. Clegg	9,000	Ms. Moon	11,000
Mr. Fitzgerald	40,000	Mr. Ricketts	6,000
Mr. Grimes	805,852	Mr. Shapleigh	3,000
Mr. Heard	9,000	Mr. Stokes	9,000
Mr. Johnson	6,000	Mr. Whittle	9,000

(2)
Mr. Bowers, Mr. Fitzgerald, and Mr. Grimes are also executive officers of the Company.

(3)
Includes 302,053 shares owned of record by Mr. Johnson's spouse, Mary E. Johnson.

(4)
Mr. Whittle serves as Chairman of the Board of The South Financial Group, formerly Carolina First Corporation. As a result, he may be deemed to beneficially own the 1,175,000 shares owned by The South Financial Group.

(5)
According to a report on Schedule 13G filed by Amalgamated Gadget, L.P. ("Amalgamated"), Amalgamated purchased the indicated shares for and on behalf of R2 Investments LDC pursuant to an Investment Management Agreement. Pursuant to such Agreement, Amalgamated has sole voting and dispositive power over such shares and R2 Investments LDC has no beneficial ownership of such shares. Because it is the sole general partner of Amalgamated, Scepter Holdings, Inc., may be deemed to be the beneficial owner of any shares owned by Amalgamated. Because he is the President and sole shareholder of Scepter, Geoffrey Raynor may be deemed to be the beneficial owner of any shares owned by Amalgamated. The address of the principal business office or residence of Amalgamated is City Center Tower II, 301 Commerce Street, Suite 2975, Fort Worth, Texas 76102.

(6)
Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., and a registered investment adviser is the beneficial owner as a result of acting as investment adviser to various investment companies. Fidelity is located at 82 Devonshire Street, Boston, Massachusetts 02109.

(7)
Includes 1,443,666 shares subject to options exercisable within 60 days following the Record Date.

PROPOSAL ONE
ELECTION OF DIRECTORS

    The Board of Directors consists of 12 members and is divided into three classes. The director nominees and directors whose terms will continue are listed below. The terms to be served by the members of each class below will expire at the Annual Meeting of Shareholders in the year indicated and upon the election and qualification of their successors. Thereafter, the members of each class will be elected for a three-year term.

Name	Age	Director Since	Position
Director Nominees
Class I (For a Term Expiring in 2004)
D.R. Grimes	54	1997	Vice Chairman, Chief Executive Officer and Director
T. Stephen Johnson	51	1996	Chairman of the Board
Mack I. Whittle, Jr.	52	1997	Director
Michael R. Fitzgerald	42	2000	President, Chief Operating Officer and Director
Incumbent Directors
Class II (For a Term Expiring in 2002)
Robert E. Bowers	44	1997	Chief Financial Officer, Corporate Secretary and Director
Ward H. Clegg	49	1997	Director
J. Stephen Heard	58	1997	Director
W. James Stokes	42	1997	Director
Class III (For a Term Expiring in 2003)
Robin C. Kelton	66	1997	Director
Thomas H. Muller, Jr.	59	1997	Director
J. Joe Ricketts(1)	58	1999	Director
Donald S. Shapleigh, Jr.	52	1996	Director
(1)
Mr. J. Joe Ricketts, a Class III director, has submitted his resignation as a director of the Company effective April 26, 2001. We will operate with a vacancy on the Board of Directors until we can fill the vacancy with an outside director whose business experience and relationships are consistent with our growth strategy.

    D.R. Grimes has served as Vice Chairman and Chief Executive Officer of the Company since January 1997. From March 1996 to January 1997, he was an independent management consultant, and from 1978 to March 1996, he served in various capacities with Servantis Systems, Inc. ("SSI"), which provides electronic funds transfer and home banking software to the financial services industry, including Executive Vice President of Technology and Chief Information Officer (1995-1996); Executive Vice President of Technology and Marketing (1993-1995); President, Treasury Products Division (1994); and President, Financial Productions Division (1988-1993). Prior to joining SSI, Mr. Grimes served in various technology positions with Trust Company Bank of Georgia (now SunTrust Bank). In addition, Mr. Grimes also serves as a director and member of the Compensation Committee of Brightlane.com, a business-to-business portal, and a director of Safedepositbox.com, the company which created our virtual safe deposit box product. Beginning in 2001, he has been appointed to serve a two-year term on the Thrift Institutions Advisory Council (TIAC), which reports directly to the Board of Governors of the Federal Reserve System.

    Robert E. Bowers has served as Chief Financial Officer of the Company since February 1997. In addition, Mr. Bowers has served as the Company's Corporate Secretary since October 1999. Prior to joining the Company, Mr. Bowers, a certified public accountant, was the Chief Financial Officer of CheckFree Corporation, which provides electronic bill payment processing for the financial services industry, from January 1996 through August 1996. From September 1984 until January 1996, he served as the Chief Financial Officer and a director of SSI, which was acquired by CheckFree Corporation in January 1996. His experience includes initial public offerings, strategic business planning and investor relations.

    Ward H. Clegg has over 24 years of financial industry experience primarily in the areas of operations, systems and major projects. Over the past 17 years, he has served as a director and as a member of senior management for various financial institutions. He has also served as a consultant to various institutions including more recently The Southern Financial Group (formerly Carolina First) and Netbank, where he participated in the bank's development and initial launch.

    Michael R. Fitzgerald joined the Company as President and Chief Operating Officer in February 2000. From December 1993 until February 2000, Mr. Fitzgerald was President of directbank.com, the electronic banking division of Massachusetts-based Salem Five Cents Savings Bank. Prior to December 1993, Mr. Fitzgerald held senior management positions at Century Bancorp, Inc., Mellon Bank, and Merchants National Bank.

    J. Stephen Heard has served as President of Heard Systems, Inc., which provides information systems consulting and ATM services, since January 1, 1994. He has also served as Area Vice President, Hartford Computer Group, Inc. and Product Sales Executive for Vanstar Corporation. Mr. Heard is retired from IBM after a 30-year career in marketing, sales and systems engineering.

    T. Stephen Johnson has served as Chairman of the Board since the inception of the Company in February 1996. He is President of T. Stephen Johnson & Associates ("TSJ&A"), a bank consulting firm located in Alpharetta, Georgia. The firm specializes in mergers, acquisitions and regulatory consulting. TSJ&A has served as advisor and consultant in the formation of approximately 70 banks in the southeastern United States. Mr. Johnson served in a management capacity for two large Atlanta banks before forming TSJ&A in 1987. Mr. Johnson also serves as Vice Chairman of Florida Banks, Inc., a bank holding company, Chairman of Direct Payment Technologies, Inc., a card payment and processing company, and Chairman of Brightlane.com, Inc., a business-to-business portal. In addition, he is principal owner of Bank Assets Inc., a provider of benefit programs for directors and officers of banks, and TSJ Advisory Group, an investment advisory company.

    Robin C. Kelton is Chairman and Chief Executive Officer of Kelton International Ltd., an investment banking firm formed in January 1996 specializing in the banking and insurance industries. Mr. Kelton is a founder and former Chairman and Chief Executive Officer of Fox-Pitt, Kelton Ltd. and the Fox-Pitt, Kelton Group, and President of Fox-Pitt, Kelton, Inc. These companies were formed in 1970 and comprise an international investment banking and brokerage group based in London and New York. In addition, Mr. Kelton is a director of Resource Bancshares Mortgage Group, Inc., a financial services company.

    Thomas H. Muller, Jr. has served as Executive Vice President and Chief Financial Officer of SpectRx, Inc., a medical device company, since December 1996. Mr. Muller has also served as President of Muller & Associates, a firm providing financial management services to entrepreneurial enterprises, since 1992 and Chief Financial Officer of Nurse On Call, Inc., a healthcare software company, from 1993 to 1996. From 1993 to 1995, Mr. Muller also served as Chief Financial Officer of Amstel, Inc., a beverage manufacturing and marketing company. From 1984 to 1992, Mr. Muller served as Chief Financial Officer of HBO & Company, a leading healthcare information systems company.

    J. Joe Ricketts has served as a director and as Chairman and Chief Executive Officer of Ameritrade Holding Corp. since 1981. From 1975 to 1981, Mr. Ricketts served in various capacities with predecessors to Ameritrade Holding Corp. Prior to 1975, Mr. Ricketts was a registered representative with a national brokerage firm, an investment advisor with Ricketts & Co., and a branch manager with Dun & Bradstreet. Mr. Ricketts is a director of CSS Management and is on the Advisory Committee of Roundtable. Mr. Ricketts currently serves as a member of the District Committee for District 4 of the National Association of Securities Dealers, Inc. Mr. Ricketts is a member of the Board of Trustees for Father Flanagan's Boy's Home (Boys Town).

    Donald S. Shapleigh, Jr. is Executive Vice President and Director of Strategic Development of Direct Payment Technologies, Inc., a debit card marketing and management organization. Immediately prior to his employment with Direct Payment Technologies, Inc., Mr. Shapleigh served as President of the Company and the Bank from February 1996 to April 30, 1999. He has also served as a director of the Company since its incorporation. Mr. Shapleigh has been involved in banking since 1971, having spent 23 years in various senior positions with BankSouth, N.A. and SouthTrust Bank. From November 1994 to December 1995, Mr. Shapleigh served as Director of Sales for Creative Solutions Group/A BISYS Company, an Atlanta-based company that sold its patented automated voice response technology to retail financial service companies.

    W. James Stokes has served as Senior Vice President of TSJ&A since 1987. He serves as Head of Analysis, with a focus on bank mergers and acquisitions, stock valuations, fairness opinions and regulatory assistance. In addition, Mr. Stokes concurrently serves as President and Managing Director of TSJ Advisory Group, Inc., an investment advisory firm. Mr. Stokes also currently serves as a director of Brightlane.com, a business-to-business portal. From 1980 to 1985, Mr. Stokes was a Commissioned Examiner with the Federal Reserve Bank of Atlanta.

    Mack I. Whittle, Jr. has served as President and Chief Executive Officer of The South Financial Group, formerly Carolina First Corporation since 1986. Mr. Whittle is also a director of The South Financial Group and of Carolina First Bank. Mr. Whittle began his banking career in 1969 with Bankers Trust of South Carolina. From 1969 to 1986, he served in several capacities including Trust Officer, Vice President of Commercial Business Development, City Executive for Myrtle Beach, and Senior Vice President and Regional Officer. In January 1986, Bankers Trust of South Carolina merged with NCNB Corp. Mr. Whittle resigned from NCNB Corp. in May 1986 to form Carolina First.

Committees of the Board of Directors

    The Board of Directors has established an Executive Committee, which has the authority to consider and act on behalf of the Board on important matters between scheduled director meetings unless specific Board action is required or unless otherwise restricted by our Articles of Incorporation or Bylaws or by action of our Board of Directors. In addition, the Executive Committee serves as the nominating committee. The Executive Committee consists of Messrs. Johnson, Grimes, Whittle, Kelton and Muller and met once during 2000.

    The Board of Directors has established a Compensation Committee, which sets the compensation for officers of the Company, reviews management organization and development, reviews significant employee benefit programs and establishes and administers executive compensation programs. The Compensation Committee consists of T. Stephen Johnson (chairman), Thomas H. Muller, Jr. and J. Stephen Heard and met four times during 2000.

    The Board of Directors has also established an Audit Committee, which recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements and approves any special assignments given to the accountants. The Audit Committee also reviews the planned scope of the annual audit, any changes in accounting principles and the effectiveness and efficiency of the Company's internal accounting staff. The Audit Committee consists of Thomas H. Muller, Jr. (chairman), W. James Stokes and Ward H. Clegg and met four times during 2000.

Compensation Committee Interlocks and Insider Participation

    The Compensation Committee is comprised of Messrs. Johnson, Heard and Muller. No member of the Compensation Committee has served as an executive officer of the Company Mr. Johnson serves as the Chairman of the Board of Directors of Brightlane, Inc., and Mr. Grimes is a member of Brightlane's Compensation Committee; however, Mr. Johnson is not a compensated employee of Brightlane.

Director Compensation

    During 2000, our non-employee directors have received a $500 fee per board meeting attended and $5,000 per quarter for their services as directors. The fee may be paid in cash or the equivalent number of shares of NetBank, Inc. common stock. We may also reimburse directors for reasonable expenses incurred in connection with attending meetings of the Board of Directors.

    On February 21, 2000, the Compensation Committee granted all of its directors except Messrs. Grimes, Fitzgerald, and Bowers an option to purchase 3,000 shares of common stock at an exercise price of $16.38 per share. The options vested immediately on the date of grant.

    The Board of Directors recommends a vote FOR each of the director nominees listed above. Proxies that we receive will be voted in favor of each of the listed nominees unless your proxy is marked to the contrary.

EXECUTIVE OFFICERS

    The following persons serve as executive officers of the Company:

D.R. Grimes	Age: 54

Mr. Grimes is the Vice Chairman and Chief Executive Officer of the Company. Please refer to the section of this Proxy Statement entitled "Election of Directors" above for additional information regarding Mr. Grimes' experience.
Michael R. Fitzgerald	Age: 42

Mr. Fitzgerald is the President and Chief Operating Officer of the Company and the Bank and also serves as a director of the Company. Please refer to the section of this Proxy Statement entitled "Election of Directors" above for additional information regarding Mr. Fitzgerald's experience.
Robert E. Bowers	Age: 44

Mr. Bowers is the Chief Financial Officer and Corporate Secretary of the Company and also serves as a director of the Company. Please refer to the section of this Proxy Statement entitled "Election of Directors" above for additional information regarding Mr. Bowers' experience.
Laura P. Moon	Age: 30

Ms. Moon has served as Chief Accounting Officer of the Company and the Bank since June 1999. From January 1991 until June 1999, Ms. Moon was employed by Deloitte & Touche LLP as a senior manager specializing in banking and mergers and acquisitions. While employed at Deloitte & Touche, Ms. Moon served as the Company' external audit manager from NetBank's inception in 1996 until June 1999.
Thomas L. Cable	Age: 44

Mr. Cable has served as Chief Technology Officer of the Company and the Bank since May 1997. From May 1996 to May 1997, he served as Vice President, Retail Financial Services of CheckFree Corporation, and from February 1996 to May 1996, he was responsible for CheckFree's Retail Direct Bank Product. From 1985 to February 1996, Mr. Cable served in various capacities with Servantis Systems, Inc. ("SSI"), including Senior Vice President and Business Unit Manager for Home Banking Products and Services, Vice President and Product Manager for Delivery Systems and Associate and Product Manager for SSI's licensed bill payment software product. From 1978 to 1985, he was employed by First National Bank, Louisville, Kentucky as a Programmer and Programming Team Leader responsible for the implementation and support of SSI's bill payment product and other bank application systems.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 2000, 1999 and 1998 of our Chief Executive Officer and the four other executive officers who received a combined payment of salary and bonus in excess of $100,000 for services rendered to the Company during fiscal 2000.

Summary Compensation Table

Long-Term Compensation
Awards
	Annual Compensation							Number of Securities Underlying Options
Name and Principal Position									All Other Compensation
	Year	Salary		Bonus		Other
D.R. Grimes Vice Chairman and Chief Executive Officer	2000 1999 1998	$ $ $	350,000 200,000 150,000	$ $ $	200,000 50,000 —	$ $ $	— — —	250,000 300,000 300,000	$ $ $	— — —
Michael R. Fitzgerald President and Chief Operating Officer	2000 1999 1998	$ $ $	171,138 — —	$ $ $	100,000 — —	$ $ $	— — —	200,000 — —	$ $ $	— — —
Robert E. Bowers Chief Financial Officer	2000 1999 1998	$ $ $	200,000 150,000 120,000	$ $ $	100,000 — —	$ $ $	— — —	225,000 250,000 22,500	$ $ $	— — —
Laura P. Moon Chief Accounting Officer	2000 1999 1998	$ $ $	104,000 58,333 —	$ $ $	7,000 — —	$ $ $	— — —	25,000 30,000 —	$ $ $	— 25,000 —	(1)
Thomas L. Cable Chief Technology Officer	2000 1999 1998	$ $ $	125,000 120,000 105,000	$ $ $	15,000 — —	$ $ $	— — —	10,000 40,000 15,000	$ $ $	— — —

(1)
Payment for consulting services rendered.

    The following tables set forth certain information at December 31, 2000, and for the fiscal year then ended, concerning stock options granted to the officers listed in the Summary Compensation Table. No officers exercised options to purchase common stock of the Company during fiscal 2000. We have never granted any stock appreciation rights, restricted stock or stock incentives other than stock options.

Stock Option Grants in Fiscal 2000

		Individual
				Percentage of Total Options Granted to all Employees In Fiscal 2000
								Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term(1)
		Number of Securities Underlying Options Granted
	Date of Grant				Exercise Base Price Per Share		Expiration Date
Name								0%	5%	10%
Mr. Grimes	3/20/2000	250,000	(2)	24.0%		$14.75	3/20/2010	$—	$—		$565,000
Mr. Fitzgerald	2/14/2000 3/20/2000	100,000 100,000	(3) (3)	19.2%	$ $	17.50 14.75	2/14/2010 3/20/2010	$—	$—	$ $	— 226,000
Mr. Bowers	2/21/2000 3/20/2000	150,000 75,000	(2) (2)	21.6%	$ $	16.38 14.75	2/21/2010 3/20/2010	$—	$—	$ $	94,500 169,500
Ms. Moon	3/20/2000	25,000	(3)	2.4%		$14.75	3/20/2010	$—	$—		$56,500
Mr. Cable	3/20/2000	10,000	(3)	1.0%		$14.75	3/20/2010	$—	$—		$22,600

(1)
The dollar amounts under these columns are the result of calculations at the 0%, 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast future possible appreciation, if any, of the price of our common stock.

(2)
Vest in three equal annual increments beginning on the date of grant.

(3)
Vest in five equal annual increments beginning on the one-year anniversary of the date of grant.

Aggregated Option Exercises in Fiscal 2000 and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at December 31, 2000
	Number of Shares Acquired On Exercise				Value of Unexercised In-the-Money Options at December 31, 2000(1)
		Value Realized
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Mr. Grimes	—	$—	722,519	274,667	$2,187,392	$23,580
Mr. Fitzgerald	—	$—	—	200,000	$—	$—
Mr. Bowers	—	$—	381,814	213,500	$1,644,203	$17,685
Ms. Moon	—	$—	6,000	49,000	$—	$—
Mr. Cable	—	$—	59,000	51,000	$137,910	$11,790

(1)
The closing price of our common stock, as reported by the Nasdaq Stock Market on the last trading date of the year, December 29, 2000, was $6.56 per share. The value is calculated on the basis of the difference between the option per share exercise price and $6.56 per share, multiplied by the number of shares of common stock underlying the option.

Employment Agreements

    During 1999, we entered into an employment agreement with our Chief Executive Officer. The agreement has a three-year term that renews continuously unless either the Company of the CEO notifies the other that the continuous renewal will cease. The agreement provides for: (i) an annual base salary of $200,000, subject to discretionary increase by the Board of Directors; (ii) an annual incentive bonus based on specific criteria relating to the Company's financial performance; and (iii) various other benefits such as vacation, club dues, and a car allowance. In the event of termination without cause or following a change in control, as defined in the agreement, the CEO is entitled to receive a lump sum severance payment equal to 36 times his average monthly compensation, as defined in the agreement, and to the extent practicable, continued benefits as described in the agreement for its un-expired term or, if greater, a period of 12 months following the termination date. The agreement also contains 12-month non-competition and non-solicitation provisions in the event of termination.

    During 2000, we also entered into employment agreements with our President and Chief Financial Officer. Each agreement has substantially the same terms and conditions as are described above, except that the term is two years and the severance payment is equal to 24 times the executive's average monthly compensation.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    This report discusses the compensation objectives and policies applicable to our executive officers and our policy generally with respect to the compensation of all executive officers as a group for fiscal 2000 and specifically reviews the compensation established for our Chief Executive Officer during fiscal 2000.

Compensation Philosophy

    As members of the Compensation Committee of the Board of Directors, we review executive compensation and make recommendations to the Board on the Company's general compensation philosophy and on specific compensation policies, programs and plans. We also review and make recommendations to the Board on compensation to be paid to the Chief Executive Officer and, after considering the recommendations of the Chief Executive Officer, to the other officers of the Company. We retain the services of independent consultants to advise us on such matters as the structuring of compensation arrangements, design of compensation and benefit plans and competitive benchmarking.

    When determining the appropriate levels of executive compensation to be recommended to the Board for approval, we utilize various information sources, including data prepared by independent consultants. We also consider the Company's performance and viability, the integrity of its assets, its future outlook, ethical standards related to its role as a corporate citizen and applicable banking, securities, tax and other regulations.

    As the Company's business is currently carried on principally in the United States, pay levels and practices for executives are established with reference to those of U.S. banks and Internet-related companies that are similar to NetBank in budgeted asset size and operational complexity. In each case, we select the comparator groups that we consider to be the prime sources of management resources for the Company as well as its principal competitors for management talent.

    Our executive compensation strategy is a guideline for policy formulation and decision-making that aligns NetBank's human resources and business strategies. We believe that effective compensation plans must be performance-based and cost-effective and must maximize long-term shareholder value. We review NetBank's compensation strategy, market competitiveness and plan effectiveness annually at minimum.

Base Salaries

    Base salaries for our executive officers for fiscal 2000 are reflected in the Summary Compensation Table. NetBank's executive base salaries are generally competitive with the market median of U.S. banks relative to similar job scope and asset size. The relative significance of NetBank's base salaries is subordinate to variable, performance-based compensation components. Therefore, when base salary increases are granted, they typically consist of competitive market and internal equity adjustments. Adjustments are considered annually, but can be made more frequently when significant variance from the market exists.

Annual Incentive Compensation

    NetBank pays total cash compensation levels (base salaries plus annual incentives) that are generally competitive with the market median of U.S. banks relative to similar job scope and asset size when budgeted expectations are met, and highly competitive when expectations are exceeded. No incentive compensation is paid when performance results fall below a pre-established threshold level. NetBank may also recognize extraordinary achievement through discretionary incentive awards.

    NetBank's annual incentive plan for executives rewards executives for the achievement of financial and other goals generally related to growth and profitability. Short-term incentives for other managers and salaried employees may take the form of annual bonuses, salary increases, sales commissions and the like, that best reflect and motivate contribution to the achievement of short-term goals and objectives. We awarded the bonuses listed in the Summary Compensation Table because management had met the criteria we had established for the year relating to the factors listed above. Additionally, because a significant portion of our executive compensation has been, and will continue to be, in the form of stock options, we believed that the decline in our stock price in 2000 was already reflected in the value of their long-term compensation.

Long-Term Incentive Compensation

    NetBank pays total cash compensation levels (base salaries plus annual incentives plus long-term incentives) which are generally competitive with the median of Internet-related companies of similar size and complexity, when budgeted expectations are met, and highly competitive when expectations are exceeded. No long-term incentive compensation is granted when performance results fall below a pre-established threshold level. NetBank's long-term incentive plans reward the achievement of long-term growth, profitability, shareholder value and stock price appreciation; reward team effort; and serve to closely align shareholder interests and organizational success with the executive's personal, financial and career interests.

    NetBank currently provides long-term compensation opportunities based upon our 1996 Stock Incentive Plan in the form of stock options or stock grants. Future long-term incentive compensation opportunities may also take the form of deferred cash compensation.

    Plan designs enhance the retention of executive talent and discourage behavior that does not further the overall long-term good of the organization. As such, long-term awards are subject to vesting or other long-term capital accumulation restrictions. During the year 2000, we granted the options described in the Summary Compensation Table to the executive officers named in that table. On December 16, 2000, Mr. Grimes cancelled 300,000 of his options at $35.44 per share and Mr. Bowers cancelled 150,000 and 100,000 of his options at $53.33 and $35.44 per share, respectively. No additional options were issued in place of those cancelled.

Benefits

    We believe we must offer a competitive benefits program to attract and retain key executives. We provide the same medical and other benefits to our executive officers that are generally available to our other employees. We consider the payment of supplemental benefits to executives as appropriate, including in situations where the benefits offered to all employees are reduced in their relative impact on executive positions due to plan limits or regulatory constraints. We provide a conservative level of perquisites where those perquisites benefit the Company and are indicated by competitive market practices.

Compensation of the Chief Executive Officer

    During 1999, we entered into an employment agreement with our Chief Executive Officer. The agreement is described in "Executive Compensation—Employment Agreements" above and provides for an annual incentive bonus and discretionary increases in base salary by the Committee. The agreement has a three-year term that renews continuously unless either the Company of the CEO notifies the other that the continuous renewal will cease. The agreement provides for: (i) an annual base salary of $200,000, subject to discretionary increase by the Board of Directors; (ii) an annual incentive bonus based on specific criteria relating to the Company's financial performance; and (iii) various other benefits such as vacation, club dues, and a car allowance. In the event of termination without cause or following a change in control, as defined in the agreement, the CEO is entitled to receive a lump sum severance payment equal to 36 times his average monthly compensation, as defined in the agreement, and to the extent practicable, continued benefits as described in the agreement for its un-expired term or, if greater, a period of 12 months following the termination date. The agreement also contains 12-month non-competition and non-solicitation provisions in the event of termination.

    We based our Chief Executive Officer's 2000 salary, bonus and stock options on our review of the compensation packages for chief executive officers of our most direct competitors, on our subjective assessment of his experience, knowledge and abilities, on a compensation analysis prepared by an independent consulting firm and on the Company's earnings, asset and account growth for the year. Our Chief Executive Officer's 2000 salary was approximately equal to the midpoint of the range or base salaries for executives of traditional banks with total assets comparable in amount to NetBank's projected assets for the fiscal 2000. We increased the Chief Executive Officer's base salary and provided the other elements of his compensation for the reasons discussed below. During 2000, the Company continued its history of profitability with net income increasing 182% over 1999. At the same time, the Company under the direction of the Chief Executive Officer exceeded all account and asset growth targets. We believe that our Chief Executive Officer's overall compensation for fiscal 2000 rewards these results and provides an appropriate incentive for continued strong individual and Company performance.

Section 162(m) of the Internal Revenue Code

    It is our responsibility to address the issues raised by Section 162(m) of the Internal Revenue Code, as amended. The revisions to Section 162(m) made certain non-performance based compensation in excess of $1,000,000 to executives of public companies non-deductible to the companies beginning in 1994. We have reviewed these issues and have determined that no portion of compensation payable to any executive officer for fiscal 2000 is non-deductible. Our 1996 Stock Incentive Plan limits to $100,000 the number of incentive stock options that may be awarded to any individual in a single year under that plan.

Submitted by:	THE COMPENSATION COMMITTEE
T. Stephen Johnson, Chairman J. Stephen Heard Thomas H. Muller, Jr.

AUDIT COMMITTEE REPORT

    The Audit Committee reports as follows with respect to the audit of the Company's 2000 audited consolidated financial statements.

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  The Committee has reviewed and discussed the Company's 2000 audited consolidated financial statements with the Company's management;

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  The Committee has discussed with the independent auditors, Deloitte & Touche LLP, the matters required to be discussed by SAS 61 as amended, which include, among other items, matters related to the conduct of the audit of the Company's consolidated financial statements;

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  The Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1 (which relates to the auditor's independence from the corporation and its related entities) and has discussed with the auditors the auditors' independence from the Company; and

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  Based on review and discussions of the Company's 2000 audited consolidated financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's 2000 audited consolidated financial statements be included in the Company's Annual Report on Form 10-K.

March 15, 2001	Submitted by:	THE AUDIT COMMITTEE
Thomas H. Muller, Jr., Chairman Ward H. Clegg W. James Stokes

Audit Committee Charter

    The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A. The Board of Directors reviews and approves changes to the Audit Committee charter annually.

Independence of Audit Committee Members

    The Company's Audit Committee is comprised of three independent directors. Each of these members meets the requirements for independence as defined by the applicable Nasdaq standards.

PERFORMANCE GRAPH

    The following Performance Graph compares the yearly percentage change in the cumulative total shareholder return on our common stock to the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Bank Stock Index from July 28, 1997, the effective date of the Company's initial public offering, to December 31, 2000. The Performance Graph assumes reinvestment of dividends, where applicable.

	July 28, 1997	December 31, 1997	December 31, 1998	December 31, 1999	December 31, 2000
NetBank, Inc.	$100	$98	$229	$463	$164
Nasdaq Stock Market (U.S.) Index	$100	$99	$139	$252	$156
Nasdaq Bank Stock Index	$100	$124	$123	$119	$124

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own beneficially more than 10% of the Company's outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company's common stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the forms they file. To our knowledge, based solely on a review of the copies of these reports furnished to the Company, during the fiscal year ended December 31, 2000, our directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.

CERTAIN TRANSACTIONS

    Some of our directors, officers, principal shareholders and their associates were customers of, or had transactions with, the Company or the Bank in the ordinary course of business during 2000. Some of our directors are directors, officers, trustees or principal securities holders of corporations or other organizations that also were customers of, or had transactions with, the Company or the Bank in the ordinary course of business during 2000.

    On December 16, 2000, Mr. Grimes cancelled 300,000 of his options at $35.44 per share and Mr. Bowers cancelled 150,000 and 100,000 of his options at $53.33 and $35.44 per share, respectively. No additional options were issued in place of those cancelled.

    In addition, we may have had additional transactions with, or used products or services of, various organizations with which our directors were associated. The amounts involved in these non-credit transactions have not been material in relation to our business or to that of such other organizations. We expect to continue to have similar transactions in the ordinary course of business with such individuals and their associates in the future.

PROPOSAL TWO
APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    Unless otherwise directed by the shareholders, the persons appointed as proxies will vote for approval of the appointment by the Board of Directors, upon the recommendation of the Audit Committee, of Deloitte & Touche LLP as the Company's independent accountants for fiscal 2001. If the shareholders do not ratify the appointment, the Audit Committee will reconsider its recommendation. We have been informed that no member of Deloitte & Touche LLP has any direct or material indirect financial interest in the Company or the Bank. A representative of Deloitte & Touche LLP will be present at the Annual Meeting to answer appropriate questions and to make a statement if he or she desires.

Audit Fees

    In connection with services rendered in connection with the audit of the Company's annual financial statements and the review of the Company's interim financial statements, the Company has estimated that its total audit fees for fiscal year 2000 were approximately $187,000. This figure is based on an estimate provided by our accountants, Deloitte & Touche LLP, and includes fees for services that were billed to the Company in fiscal year 2001 in connection with the 2000 fiscal year audit.

Financial Information Systems Design and Implementation Fees

    The Company did not retain Deloitte & Touche LLP to perform Financial Information Systems Design or Implementation services in fiscal year 2000.

Other Fees

    During fiscal year 2000, the Company was billed $450,000 by Deloitte & Touche LLP for services not described above. These "other fees" were for services including internal audit services, tax advice and consulting, compensation consulting services and change control management consulting services, etc.

    The Audit Committee has considered the provision of non-audit services by Deloitte & Touche LLP and has determined that the provision of such services was consistent with maintaining the independence of Deloitte & Touche LLP.

    The Board of Directors recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent accountants for fiscal 2001.

PROPOSAL THREE
APPROVAL OF THE NETBANK, INC. EMPLOYEE STOCK PURCHASE PLAN

    In November 2000, the Board of Directors adopted, subject to shareholder approval, the NetBank, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan"). If approved by shareholders, the Stock Purchase Plan will provide eligible employees with an opportunity to purchase NetBank's common stock through accumulated payroll deductions. The Stock Purchase Plan is intended to encourage a proprietary interest in NetBank by eligible employees pursuant to a plan that is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code and to encourage employees to remain in the employment of the NetBank and participating subsidiaries. The following discussion contains a summary of certain material features of the Stock Purchase Plan. This discussion is qualified in its entirety, by reference to the copy of the Stock Purchase Plan included as Exhibit 99.1 to NetBank's Form S-8 filed with the SEC on December 8, 2000.

Shares Reserved for the Plan

    The aggregate number of shares of common stock which may be purchased under the Stock Purchase Plan shall not exceed 500,000, subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalizations or other changes in the outstanding common stock. Shares issued under the Stock Purchase Plan may consist, in whole or in part, of authorized and unissued shares or shares which have been reacquired by NetBank.

Eligible Participants

    All employees of NetBank Inc., or a wholly-majority-owned subsidiary thereof, whose customary employment is for more than 20 hours per week and who have been so employed for a period of six consecutive months, will be eligible to participate in the Stock Purchase Plan. As of March 12, 2001, approximately 87 employees were eligible to participate in the Stock Purchase Plan.

Features of the Plan

    The Stock Purchase Plan provides for two offering periods ("Offering Periods") of six months each beginning on January 1 and July 1 of each year. On the last day of each Offering Period, each eligible employee will be entitled to purchase shares of common stock at a purchase price per share equal to the lesser of (a) eighty-five percent (85%) of the fair market value of the common stock on the first day of the Offering Period on which The Nasdaq Stock Market is open for trading, or (b) eighty-five percent (85%) of the fair market value per share on the last trading day of such Offering Period. For valuation purposes under the Stock Purchase Plan, the fair market value of a share of common stock on any relevant date is the mean between the lowest and highest reported sale prices of a share of common stock as reported on The Nasdaq Stock Market.

    Payment for shares of common stock purchased under the Stock Purchase Plan will be made by authorized payroll deductions from a participant's regular base pay, which does not include bonus, overtime or commission income. Eligible employees who elect to participate in the Stock Purchase Plan will authorize a payroll deduction amount, not to exceed 15% of base pay, to be deposited into a separate account. On the date of exercise, the entire periodic deposit account of each participant in the Stock Purchase Plan is used to purchase whole shares of common stock. No fractional shares will be purchased, and the amount remaining in the employee's account after such application will be held for the purchase of common stock in the next Offering Period. No interest will be paid on any amounts deducted and credited to a participant's account. Participants will be entitled to receive a stock certificate for the number of purchased shares as promptly as practicable after receipt by NetBank of a written request for withdrawal of shares from a participant's account.

    No participant in the Stock Purchase Plan is permitted to purchase common stock under the Stock Purchase Plan at a rate that exceeds $25,000 in fair market value of common stock for each calendar year. If the number of shares for which purchase rights are exercised exceeds the number of shares available in any Offering Period under the Stock Purchase Plan, the shares available for sale will be allocated pro rata among the participants in such Offering Period in proportion to the relative amounts in their accounts. Funds received by NetBank from the sale of common stock under the Stock Purchase Plan may be used for any corporate purpose.

New Plan Benefits

    It is not possible to determine which or how many eligible employees will participate in the Stock Purchase Plan in the future. Therefore, it is not possible to determine the dollar value or number of shares of common stock that will be distributed under the Stock Purchase Plan.

Tax Treatment

    The following discussion addresses certain anticipated federal income tax consequences to recipients of awards made under the Stock Purchase Plan. It is based on the Code and interpretations thereof as in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

    The Stock Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Under the Code, an employee who elects to participate in an offering under the Stock Purchase Plan will not recognize income at the time the offering commences or at the time the shares purchased under the Stock Purchase Plan are transferred to him or her. If an employee disposes of such shares two years after the grant of the option, which is the first day of each Offering Period, (the "Grant Date") or after one year from the date of the transfer of such shares to him or her, or if the employee holds such shares until his or her death, the employee will be required to include in income, as compensation for the year in which such disposition or death occurs, an amount equal to the excess of (i) the lesser of (x) the fair market value of such shares at the time of disposition or death or (y) the fair market value of such shares as of the Grant Date, over (ii) the purchase price. The employee's basis in the shares disposed of will be increased by an amount equal to the amount so includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of the disposition will be a capital gain or loss, either short-term or long-term, depending on the holding period for such shares. In such event, NetBank (or the subsidiary by which the employee is employed) will not be entitled to any deduction for federal income tax purposes.

    If an employee disposes of the shares purchased under the Stock Purchase Plan within two years of the Grant Date or one year of the date of the transfer of the shares, the employee will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the excess of (i) the fair market value of such shares on the date of purchase over (ii) the purchase price. The employee's basis in such shares disposed of will be increased by an amount equal to the amount includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition will be a capital gain or loss, either short-term or long-term, depending on the holding period for such shares. In the event of a disposition within such two-year or one-year period, NetBank (or the subsidiary by which the employee is employed) will be entitled to a deduction for federal income tax purposes in an amount equal to the amount of compensation income the employee is required to include in income as a result of such disposition.

Plan Administration and Termination

    The Stock Purchase Plan is administered by NetBank's Compensation Committee. The Compensation Committee may adopt rules and procedures not inconsistent with the provisions of the Stock Purchase Plan for its administration. The Committee's interpretation and construction of the Stock Purchase Plan is final and conclusive.

    The Compensation Committee may at any time, or from time to time, alter or amend the Stock Purchase Plan in any respect, except that, without approval of the shareholders of NetBank, no amendment may change the number of shares reserved for purchase under the Stock Purchase Plan or adversely affect the rights of any participant with respect to amounts previously credited to his stock purchase plan amount.

    The Compensation Committee shall have the right to terminate the Stock Purchase Plan or any offering thereunder at any time for any reason. Unless terminated earlier, the Stock Purchase Plan shall terminate at the time purchase rights have been exercised with respect to all shares of common stock reserved for grant under the Stock Purchase Plan or on December 31, 2010. Upon expiration or termination of the Stock Purchase Plan, any amount not applied toward the purchase of common stock will be refunded.

    The Board of Directors recommends that you vote FOR the approval of the NetBank, Inc. Employee Stock Purchase Plan.

SHAREHOLDER PROPOSALS

    We must receive any shareholder proposals submitted for consideration at the next annual meeting of shareholders no later than November 26, 2001 for those proposals to be included in our 2002 proxy materials. A shareholder must notify the Company before January 31, 2002 of a proposal for the 2002 Annual Meeting that the shareholder intends to present other than by inclusion in the Company's proxy materials. If we do not receive such notice before January 31, 2002, proxies that our management solicits will confer discretionary authority upon our management to vote upon any such matter.

OTHER BUSINESS

    We know of no other matters that may be brought before the meeting. If, however, any matter other than the election of directors or a matter incident to the election of directors properly comes before the meeting, the persons appointed as proxies will vote on the matter in accordance with their best judgment.

    A copy of our Form 10-K for the year ending December 31, 2000 (excluding exhibits) filed with the Securities and Exchange Commission is available to shareholders, without charge, upon written request to NetBank, Inc., 11475 Great Oaks Way, Suite 100, Alpharetta, Georgia 30022 (Attn: Chief Financial Officer). We will charge reproduction cost of up to 25¢ per page for any exhibits requested. In addition, a free copy including exhibits is available on our web site at www.netbank.com.

APPENDIX A

AUDIT COMMITTEE CHARTER

Organization

    There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of not less than three directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member. The Committee shall serve as the joint audit committee of both the holding company and the bank. The composition of the committee will be reviewed from time to time by the Board of Directors and members may be re-appointed at the discretion of the Board.

Statement of Policy

    The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

Responsibilities

    In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

    In carrying out these responsibilities, the audit committee will:

  •
  Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its division and subsidiaries.

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  Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

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  Review with the independent auditors, the company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

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  Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

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  Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

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  Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

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  Review management reports prepared pursuant to federal banking laws and regulations prior to the filing of such reports with the appropriate banking agency.

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  Review all regulatory examination reports and monitor follow-up activities by Company management as appropriate.

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  Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

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  Review accounting and financial human resources and succession planning within the company.

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  Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

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  Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

NETBANK, INC.
PROXY
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 26, 2001

The undersigned shareholder of NetBank, Inc. (the "Company") hereby appoints D.R. Grimes and Robert E. Bowers as proxies with full power of substitution, acting unanimously or by either of them if only one be present and acting, to vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (the "Meeting") to be held at the Alpharetta Marriott, 5750 Windward Parkway, Alpharetta, Georgia 30005 on Thursday, April 26, 2001 at 11:30 a.m. and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Meeting (the "Proxy Statement"), receipt of which is hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

PROPOSAL 1:	To elect the nominees listed below to serve as Class I directors of the Company for a term expiring at the 2004 Annual Shareholders' Meeting.
Michael R. Fitzgerald D.R. Grimes T. Stephen Johnson Mack I. Whittle, Jr.
	FOR all nominees listed above (except as indicated to the contrary below.)	WITHHOLD AUTHORITY to vote for all nominees listed above.
INSTRUCTION:	To withhold authority for one or more individual nominees, mark "FOR" above, and write his name or their names in the space below:

PROPOSAL 2:	To ratify Deloitte & Touche LLP as the Company's independent auditors for fiscal 2001
FOR AGAINST ABSTAIN

PROPOSAL 3:	To approve the adoption of the NetBank, Inc. Employee Stock Purchase Plan
FOR AGAINST ABSTAIN

This proxy, when properly executed, will be voted as directed, but if no direction to the contrary is indicated, it will be voted FOR the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

Discretionary authority is hereby conferred as to all other matters which may come before the meeting.

                            Dated:  , 2001

                            (Be sure to date your Proxy)

                            Name(s) of Shareholder(s)

                            Signature(s) of Shareholder(s)

                            If stock is held in the name of more than one person, all holders should sign. Signatures must correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee, guardian or custodian, please indicate the capacity in which you are acting. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in name by authorized person.

                            Please mark, date and sign this Proxy, and return it in the enclosed return-addressed envelope. No postage is necessary.

PLEASE RETURN PROXY AS SOON AS POSSIBLE

QuickLinks

INTRODUCTION
VOTING AT THE ANNUAL MEETING
SOLICITATION OF PROXIES
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
PROPOSAL ONE ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS
Aggregated Option Exercises in Fiscal 2000 and Fiscal Year-End Option Values
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN TRANSACTIONS
PROPOSAL TWO APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
PROPOSAL THREE APPROVAL OF THE NETBANK, INC. EMPLOYEE STOCK PURCHASE PLAN
SHAREHOLDER PROPOSALS
OTHER BUSINESS
APPENDIX A
AUDIT COMMITTEE CHARTER
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.